A special meeting of each fund's shareholders was held on November 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	18,240,248,322.53	96.150
Withheld	730,313,302.58	3.850
TOTAL	18,970,561,625.11	100.000
Albert R. Gamper, Jr. B
Affirmative	18,204,838,072.06	95.964
Withheld	765,723,553.05	4.036
TOTAL	18,970,561,625.11	100.000
Robert M. Gates
Affirmative	18,191,748,681.13	95.895
Withheld	778,812,943.98	4.105
TOTAL	18,970,561,625.11	100.000
George H. Heilmeier
Affirmative	18,193,638,757.60	95.905
Withheld	776,922,867.51	4.095
TOTAL	18,970,561,625.11	100.000
Abigail P. Johnson
Affirmative	18,103,320,241.78	95.428
Withheld	867,241,383.33	4.572
TOTAL	18,970,561,625.11	100.000
Edward C. Johnson 3d
Affirmative	18,055,585,171.13	95.177
Withheld	914,976,453.98	4.823
TOTAL	18,970,561,625.11	100.000
Stephen P. Jonas
Affirmative	18,188,419,716.35	95.877
Withheld	782,141,908.76	4.123
TOTAL	18,970,561,625.11	100.000
Marie L. Knowles
Affirmative	18,208,650,664.29	95.984
Withheld	761,910,960.82	4.016
TOTAL	18,970,561,625.11	100.000
Ned C. Lautenbach
Affirmative	18,224,936,039.64	96.070
Withheld	745,625,585.47	3.930
TOTAL	18,970,561,625.11	100.000
Marvin L. Mann
Affirmative	18,146,216,753.93	95.655
Withheld	824,344,871.18	4.345
TOTAL	18,970,561,625.11	100.000
William O. McCoy
Affirmative	18,164,580,135.79	95.751
Withheld	805,981,489.32	4.249
TOTAL	18,970,561,625.11	100.000
Robert L. Reynolds
Affirmative	18,197,448,372.22	95.925
Withheld	773,113,252.89	4.075
TOTAL	18,970,561,625.11	100.000
Cornelia M. Small
Affirmative	18,214,122,413.76	96.013
Withheld	756,439,211.35	3.987
TOTAL	18,970,561,625.11	100.000
William S. Stavropoulos
Affirmative	18,186,563,509.46	95.867
Withheld	783,998,115.65	4.133
TOTAL	18,970,561,625.11	100.000
Kenneth L. Wolfe
Affirmative	18,211,332,412.92	95.998
Withheld	759,229,212.19	4.002
TOTAL	18,970,561,625.11	100.000
A Denotes trust-wide proposals and voting results. B Effective on or about January 1, 2006.